UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2022

COMSOVEREIGN HOLDING CORP.

(Exact name of registrant as specified in charter)

Nevada	333-150332	46-5538504
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6890 E Sunrise Drive, Suite 120-506 Tucson, AZ	85750
(Address of Principal Executive Offices)	(zip code)

(904) 834-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COMS	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock	COMSW	The Nasdaq Stock Market LLC

9.25% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	COMSP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Daniel L. Hodges and John E. Howell

On August 31, 2022, the Board of Directors of COMSovereign Holding Corp. (the "Company") accepted the resignation of co-founder, Chairman and Chief Executive Officer (“CEO”) Daniel L. Hodges, effective September 1, 2022. The Board also concurrently accepted the resignation of co-founder, President and Board member John Howell, effective on September 1, 2022.

Mr. Hodges’s decision to resign as Chief Executive Officer and from the Board was not related to any disagreements with the Company on any matter relating to its operations, policies or practices or any issues regarding financial disclosures, accounting or legal matters.

Mr. Howell’s decision to resign as President and from the Board was not related to any disagreements with the Company on any matter relating to its operations, policies or practices or any issues regarding financial disclosures, accounting or legal matters.

Appointment of Interim Chief Executive Officer

The Board has appointed David Knight as the Company’s Interim Chief Executive Officer effective September 1, 2022. The Board is engaged in a search and review of permanent CEO candidates.

Mr. Knight has led turnarounds and transformations of multiple technology and services companies. He previously served as CEO of Dispersive Holdings, a cybersecurity company based in Atlanta, GA from April 2021 through March 2022, and was a member of their board of directors from January 2020 through March 2021. From November 2020 through April 2021, Mr. Knight operated his consultancy company, GlenWest Advisors. Previously, he was CEO of Federos (acquired by Oracle) from April 2016 through November 2020, and was a member of their board of directors from November 2017 through April 2020. Prior to that, Mr. Knight held senior management positions at Motorola, SEI and at Micromuse where he was responsible for the acquisition and integration of over $200 million in subsidiaries and partnerships prior to the firm’s purchase by IBM. He holds a master’s degree in management from Northwestern’s Kellogg School and a Bachelor of Science in Accounting from Valparaiso University.

Pursuant to the terms of an Employment Memorandum, dated as of September 1, 2021 (the “Employment Memo”), between the Company and Mr. Knight, Mr. Knight will receive (i) an annual base salary of $180,000; (ii) a signing bonus in the amount of $60,000; (iii) eligibility to receive grants under the terms of the Company’s 2020 Long-Term Incentive Plan; and (iv) the right to participate in all benefit plans offered to the Company’s senior executive officers. The Employment Memo is for an initial term of up to 60 days.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Memo dated September 1, 2022 between the COMS and David Knight.

99.1	Press release dated September 1, 2022 announcing departures of Hodges & Howell, and Knight appointment.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 7, 2022	COMSOVEREIGN HOLDING CORP.

	By:	/s/ Daniel Knight
Daniel Knight
Interim Chief Executive Officer

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